Exhibit 99.1

RLH CORPORATION REPORTS SECOND QUARTER 2020 RESULTS

During the First Half of the Year Reduced Terminations by 22% from the Prior Year and

Signed 92 Franchise Agreements Including 19 New

DENVER, August 5, 2020 – Red Lion Hotels Corporation (“RLHC”, “Red Lion”) (NYSE: RLH), a hospitality company doing business as RLH Corporation which franchises midscale and economy hotels, today reported second quarter 2020 results and provided an update regarding financial and operational activities.

Second Quarter Financial Results

Red Lion reported a net loss of ($4.0) million, or ($0.16) per share compared to a net loss of ($3.0) million or ($0.12) per share in the prior year period. Adjusted EBITDA was $0.3 million compared to $3.7 million for the same period in 2019.

In the core franchise hotel segment, which excludes company operated hotels, second quarter revenues were $8.8 million compared to $14.7 million in the prior year period and Core Adjusted EBITDA was $0.8 million, compared to $1.1 million in the prior year period.

Year-over-year results continue to reflect the loss of income from the sale of four company owned and operated hotels, franchise agreement terminations, as well as reduced travel due to COVID-19.

Cash and equivalents at quarter end were $33.8 million, up $2.0 million from year end.

Red Lion CEO John Russell stated, “We continue to make positive strides with respect to franchisee retention as we focus on our ROAR initiatives. Our franchised hotels remain ideally positioned to benefit from a resurgence in drive-to travel as economies re-open, however due to ongoing uncertainty caused by the pandemic, we are also continuing with our cost savings and cash preservation initiatives. We were encouraged by having 98% of our franchisees’ hotels open and we remain confident that we are well positioned to benefit as travel, especially drive-to, picks up.”

Operating Summary

As a result of the renewed focus on its ROAR initiatives, RLHC signed 92 franchise agreements in the first half of 2020, including adding 19 new franchised locations. This pace of signings reflects the value franchisees find in the Red Lion brands and is even more impressive considering the uncertain environment COVID has created. Additionally, by reestablishing the important relationship with franchisees — Promises Made, Promises Kept— RLHC improved retention trends, seeing 22% fewer franchisees leaving the brand year over year.

Royalty fees for the second quarter were $3.6 million compared to $5.9 million in the prior year quarter primarily due to terminated franchise agreements and the impact of COVID-19 on midscale brands, which generally pay royalties and marketing fees as a percentage of gross rooms revenue. Royalty revenue mix for the second quarter of 2020 was 83% from economy hotels and 17% from midscale hotels.

Selling, general, administrative, and other expenses, which include franchise sales; operations and corporate costs; and bad debt expense were $4.8 million, a 28% improvement from $6.7 million in the year-ago period. The improvement was driven by cost containment efforts initiated earlier in 2020.

Transaction costs for the quarter were $1.0 million comprised of fees paid to advisors engaged to review and respond to bona fide inquiries received from parties considering an investment in or acquisition of the Company. The Board remains committed to evaluating strategic alternatives that are in the best interest of shareholders, particularly as RLHC has attracted attention from those who recognize that its portfolio of franchised hotels are located in areas that are less impacted by a reduction in leisure travel, and are well positioned to respond quickly to upticks in travel, especially drive-to travel.

Balance Sheet and Liquidity

As of June 30, 2020, cash and cash equivalents totaled $33.8 million, a $4.1 million decrease from March 31, 2020. The decrease included a portion of the $1.1 million in fee deferrals offered to assist franchisees through this difficult period; $0.3 million in severance and other costs to implement the cost-savings measures established at the onset of COVID; and $0.2 million of advisor fees as previously described.

Adjusted free cash flow for the six months ended June 30, 2020, was $2.0 million as compared to $5.4 million for the six months ended June 30, 2019. Cash flow from operations was ($5.8) million and $3.1 million for the same periods, respectively. RLHC has $5.6 million of debt on its balance sheet related to a non-recourse mortgage on the Hotel RL Olympia held in a joint venture in which RLHC holds a 55% equity interest.

Webcast and Conference Call

Red Lion’s senior management team plans to host a webcast and conference call to review its financial results at 9:00 a.m. ET, Thursday, August 6, 2020.

The live webcast can be accessed through the Investor Relations section of RLHC’s website http://ir.redlion.com/events-and-presentations/events.

For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 877-407-8289 or 201-689-8341, respectively, and requesting the Red Lion Hotel Corporation Second Quarter 2020 Earnings Conference Call.

A replay of the conference call will be available after 11:30 a.m. ET on Thursday, August 6, 2020 through 11:59 p.m. ET on Thursday, August 20, 2020. To access the replay, listeners may use 877-660-6853 (domestic) or 201-612-7415 (international). The passcode for the replay is 13698294. The recorded replay will be available on the Company’s website for one year after the call date.

About RLH Corporation

Red Lion Hotels Corporation is an innovative hotel company doing business as RLH Corporation, which focuses on the franchising of midscale and economy hotels. The Company strives to maximize return on invested capital for hotel owners across North America through relevant brands, industry-leading technology and forward-thinking services. For more information, please visit the company’s website at www.rlhco.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning operational and financial impacts of the COVID-19 pandemic, plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, risks associated with our asset light model; relationships with our franchisees and properties; competitive conditions in the lodging industry; economic cycles; changes in future demand and supply for hotel rooms; international conflicts and conditions; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; the extent and duration of the COVID-19 pandemic; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other risks and uncertainties discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2019, and in other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements contained herein speak only to the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Social Media:

www.Facebook.com/myhellorewards

www.Twitter.com/myhellorewards

www.Instagram.com/myhellorewards

www.Linkedin.com/company/rlhco

Investor Relations Contact:

Nikki Sacks

Investor Relations

203-682-8263

investorrelations@rlhco.com

RED LION HOTELS CORPORATION

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Royalty	$3,584	$5,867	$7,941	$11,607
Marketing, reservations and reimbursables	4,473	7,603	10,278	14,332
Other franchise	701	1,214	1,475	1,756
Company operated hotels	1,471	14,236	7,800	27,206
Other	—	5	—	8

Total revenues	10,229	28,925	27,494	54,909
Operating expenses:
Selling, general, administrative and other expenses	4,770	6,660	21,035	14,051
Company operated hotels	2,139	12,532	8,817	24,077
Marketing, reservations and reimbursables	3,791	7,847	9,549	15,008
Depreciation and amortization	2,410	4,109	4,947	7,556
Asset impairment	—	—	1,760	—
Loss (gain) on asset dispositions, net	331	38	(7,561)	44
Transaction and integration costs	1,002	173	1,400	235

Total operating expenses	14,443	31,359	39,947	60,971

Operating loss	(4,214)	(2,434)	(12,453)	(6,062)
Other income (expense):
Interest expense	(49)	(1,109)	(555)	(1,991)
Loss on early retirement of debt	—	(164)	(1,309)	(164)
Other income, net	199	44	247	77

Total other income (expense)	150	(1,229)	(1,617)	(2,078)

Loss before taxes	(4,064)	(3,663)	(14,070)	(8,140)
Income tax expense (benefit)	148	108	(604)	190

Net loss	(4,212)	(3,771)	(13,466)	(8,330)
Net loss attributable to noncontrolling interest	250	774	1,405	1,060

Net loss and comprehensive loss attributable to RLH Corporation	$(3,962)	$(2,997)	$(12,061)	$(7,270)

Loss per share - basic	$(0.16)	$(0.12)	$(0.48)	$(0.29)
Loss per share - diluted	$(0.16)	$(0.12)	$(0.48)	$(0.29)

Weighted average shares - basic	25,335	24,856	25,267	24,730
Weighted average shares - diluted	25,335	24,856	25,267	24,730

Non-GAAP Financial Measures (1)
EBITDA	$(1,605)	$1,555	$(8,568)	$1,407
Adjusted EBITDA	$260	$3,726	$(10,055)	$4,725

(1)	The definitions of “EBITDA” and “Adjusted EBITDA” and how those measures relate to net income (loss) are discussed further in this release under Reconciliation of Non-GAAP Financial Measures.

RED LION HOTELS CORPORATION

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share data)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents ($972 and $1,819 attributable to VIEs)	$33,702	$29,497
Restricted cash ($100 and $2,311 attributable to VIEs)	100	2,311
Accounts receivable ($398 and $1,033 attributable to VIEs), net of an allowance for doubtful accounts of $8,611 and $4,589, respectively	11,463	15,143
Notes receivable, net	286	5,709
Other current assets ($130 and $311 attributable to VIEs)	4,255	5,849

Total current assets	49,806	58,509

Property and equipment, net ($11,296 and $29,848 attributable to VIEs)	34,492	68,668
Operating lease right-of-use assets ($0 and $10,810 attributable to VIEs)	5,337	48,283
Goodwill	18,595	18,595
Intangible assets, net	47,081	48,612
Other assets, net ($0 and $703 attributable to VIEs)	2,635	3,851

Total assets	$157,946	$246,518

LIABILITIES
Current liabilities:
Accounts payable ($134 and $589 attributable to VIEs)	$4,093	$5,510
Accrued payroll and related benefits ($90 and $349 attributable to VIEs)	1,031	2,709
Other accrued liabilities ($182 and $455 attributable to VIEs)	4,900	5,469
Long-term debt, due within one year ($5,582 and $16,984 attributable to VIEs)	5,582	16,984
Operating lease liabilities, due within one year ($0 and $966 attributable to VIEs)	1,520	4,809

Total current liabilities	17,126	35,481

Long-term debt, due after one year, net of debt issuance costs ($0 and $5,576 attributable to VIEs)	—	5,576
Line of credit, due after one year	—	10,000
Operating lease liabilities, due after one year ($0 and $11,938 attributable to VIEs)	5,059	46,592
Deferred income and other long-term liabilities ($0 and $28 attributable to VIEs)	842	1,105
Deferred income taxes	823	743

Total liabilities	23,850	99,497

Commitments and contingencies

STOCKHOLDERS’ EQUITY
RLH Corporation stockholders’ equity
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—
Common stock - 50,000,000 shares authorized; $0.01 par value; 25,342,104 and 25,148,005 shares issued and outstanding	254	251
Additional paid-in capital, common stock	179,770	181,608
Accumulated deficit	(48,936)	(36,875)

Total RLH Corporation stockholders’ equity	131,088	144,984
Noncontrolling interest	3,008	2,037

Total stockholders’ equity	134,096	147,021

Total liabilities and stockholders’ equity	$157,946	$246,518

RED LION HOTELS CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2020	2019
Operating activities:
Net loss	$(13,466)	$(8,330)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,947	7,556
Noncash PIK interest and amortization of debt issuance costs	187	249
Amortization of key money and contract costs	514	459
Amortization of contract liabilities	(301)	(534)
Loss (gain) on asset dispositions, net	(7,561)	44
Noncash loss on early retirement of debt	750	67
Asset impairment	1,760	—
Deferred income taxes	80	98
Stock-based compensation expense	575	1,562
Provision for doubtful accounts	10,328	472
Change in operating assets and liabilities:
Accounts receivable	(1,085)	(820)
Key money disbursements	(329)	(535)
Other current assets	1,299	839
Accounts payable	(1,483)	2,827
Other accrued liabilities	(1,984)	(899)

Net cash provided by (used in) operating activities	(5,769)	3,055

Investing activities:
Capital expenditures	(1,374)	(2,843)
Net proceeds from disposition of property and equipment	36,896	—
Collection of notes receivable	—	242
Advances on notes receivable	—	(90)

Net cash provided by (used in) investing activities	35,522	(2,691)

Financing activities:
Borrowings on long-term debt, net of discounts	4,234	32,935
Repayment of long-term debt and finance leases	(21,958)	(20,283)
Repayment of line of credit borrowing	(10,000)	—
Debt issuance costs	—	(542)
Distributions to noncontrolling interest	—	(7,431)
Stock-based compensation awards canceled to settle employee tax withholding	(81)	(2,131)
Stock option and stock purchase plan issuances, net and other	46	105

Net cash provided by (used in) financing activities	(27,759)	2,653

Change in cash, cash equivalents and restricted cash:
Net increase (decrease) in cash, cash equivalents and restricted cash	1,994	3,017
Cash, cash equivalents and restricted cash at beginning of period	31,808	19,789

Cash, cash equivalents and restricted cash at end of period	$33,802	$22,806

RED LION HOTELS CORPORATION

Additional Hotel Statistics

(unaudited)

A summary of activity relating to our open franchise and company operated hotels by type from January 1, 2020 through June 30, 2020, including the approximate number of available rooms, is provided below:

	Midscale Brand		Economy Brand		Total
	Hotels	Total Available Rooms	Hotels	Total Available Rooms	Hotels	Total Available Rooms
Beginning quantity, January 1, 2020	96	13,500	966	54,200	1,062	67,700
Newly opened	1	100	12	700	13	800
Change in brand	1	100	(1)	(100)	—	—
Terminated properties	(10)	(1,900)	(80)	(4,500)	(90)	(6,400)

Ending quantity, June 30, 2020	88	11,800	897	50,300	985	62,100

A summary of activity relating to our open midscale franchise and company operated hotels by brand from January 1, 2020 through June 30, 2020 is provided below:

Midscale Brand Hotels	Hotel RL	Red Lion Hotels	Red Lion Inn and Suites	Signature	Other	Total
Beginning quantity, January 1, 2020	9	39	40	4	4	96
Newly opened	—	—	1	—	—	1
Change in brand	—	—	1	—	—	1
Terminated properties	(1)	(5)	(2)	—	(2)	(10)

Ending quantity, June 30, 2020	8	34	40	4	2	88

Ending rooms, June 30, 2020	1,400	6,700	3,200	300	200	11,800

A summary of activity relating to our open economy franchise hotels by brand from January 1, 2020 through June 30, 2020 is provided below:

Economy Brand Hotels	ABVI and CBVI	Knights Inn	Country Hearth	Guest House	Other	Total
Beginning quantity, January 1, 2020	657	232	47	19	11	966
Newly opened	8	4	—	—	—	12
Change in brand	—	—	—	(1)	—	(1)
Terminated properties	(49)	(23)	(4)	(2)	(2)	(80)

Ending quantity, June 30, 2020	616	213	43	16	9	897

Ending rooms, June 30, 2020	32,800	13,000	2,100	1,200	1,200	50,300

A summary of our executed agreements for the six months ended June 30, 2020 is provided below:

	Midscale Brand	Economy Brand	Total
Executed franchise license agreements, six months ended June 30, 2020:
New locations	3	16	19
New contracts for existing locations	4	69	73

Total executed franchise license agreements, six months ended June 30, 2020	7	85	92

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

Free Cash Flow is a non-GAAP measured defined as net cash provided by or used in operating activities less capital expenditures. The Company believes it is an important liquidity measure that provides useful information to management and investors about the amount of cash generated by the business.

Adjusted Free Cash Flow is a non-GAAP measure defined as Free Cash Flow adjusted to reflect the impact of certain investing or financing cash flows such as acquisitions, proceeds from dispositions of properties, borrowings and repayments of long-term debt, and distributions to non-controlling interests. We believe this information is necessary as reflecting significant cash flows from strategic investing and financing decisions provides the most accurate overall measure of cash generated or used by the business.

Free Cash Flow and Adjusted Free Cash Flow are commonly used measures of performance. We utilize these measures because management finds them a useful tool to calculate more meaningful comparisons of past, present and future cash generation and as a means to evaluate the results of core, ongoing operations. We believe they are a complement to reported net cash provided by (used in) operating activities, investing activities, and financing activities. Free Cash Flow and Adjusted Free Cash Flow are not intended to represent net cash provided by (used in) operating activities, investing activities, or financing activities defined by generally accepted accounting principles in the United States of America (“GAAP”), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP. In addition, other companies may calculate Free Cash Flow and, in particular, Adjusted Free Cash Flow differently than we do or may not calculate them at all, limiting the usefulness of Free Cash Flow and Adjusted Free Cash Flow as comparative measures.

The following is a reconciliation of GAAP net cash provided by (used in) operating activities to non-GAAP Free Cash Flow and Adjusted Free Cash Flow for the six months ended June 30, 2020 and 2019 (in thousands):

	Six Months Ended June 30,
	2020	2019
Net cash provided by (used in) operating activities	$(5,769)	$3,055
Less: Capital expenditures	(1,374)	(2,843)

Free Cash Flow	(7,143)	212
Net proceeds from disposition of property and equipment	36,896	—
Borrowings on long-term debt, net of discounts	4,234	32,935
Repayment of line of credit borrowing	(10,000)	—
Repayment of long-term debt and finance leases	(21,958)	(20,283)
Distributions to noncontrolling interest	—	(7,431)

Adjusted Free Cash Flow	$2,029	$5,433

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

EBITDA is defined as net income (loss), before interest, taxes, depreciation and amortization. The Company believes it is a useful financial performance measure due to the significance of our long-lived assets and level of indebtedness.

Adjusted EBITDA is an additional measure of financial performance. The Company believes that the inclusion or exclusion of certain special items, such as stock-based compensation, gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results.

During the fourth quarter of 2018, we modified the definition of Adjusted EBITDA as used in prior periods to exclude the effect of non-cash stock compensation expense. We believe that the exclusion of this item is consistent with the purposes of the measure described below and we have applied this modification to all prior periods presented.

EBITDA and Adjusted EBITDA are commonly used measures of performance in the industry. RLH Corporation utilizes these measures because management finds them a useful tool to calculate more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. Our board of directors and executive management team consider Adjusted EBITDA to be a key performance metric and compensation measure. The Company believes the measures are a complement to reported operating results. EBITDA and Adjusted EBITDA are not intended to represent net income (loss) defined by generally accepted accounting principles in the United States of America (“GAAP”), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP. In addition, other companies in the industry may calculate EBITDA and, in particular, Adjusted EBITDA differently than the Company does or may not calculate them at all, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

Non-Core Adjusted EBITDA includes the results of our Company Operated Hotels. Core Adjusted EBITDA is comprised of franchise and all other results, including all Selling, general, administrative and other expenses. Management believes this presentation provides a meaningful comparison of our financial results as Core Adjusted EBITDA represents the results of our Company as a franchise only business.

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

The following is a reconciliation of Core and Non-Core GAAP net income (loss) to Core and Non-Core non-GAAP EBITDA and Adjusted EBITDA for the three months ended June 30, 2020 (in thousands):

	Core	Non-Core	Total
Net loss	$(3,108)	$(1,104)	$(4,212)
Depreciation and amortization	1,987	423	2,410
Interest expense	2	47	49
Income tax expense	148	—	148

EBITDA	(971)	(634)	(1,605)

Stock-based compensation (1)	202	—	202
Transaction and integration costs (2)	981	21	1,002
Employee separation and transition costs (3)	268	—	268
Loss on asset dispositions (4)	220	111	331
Non-income tax expense assessment (5)	62	—	62

Adjusted EBITDA	762	(502)	260

Adjusted EBITDA attributable to noncontrolling interests	—	122	122

Adjusted EBITDA attributable to RLH Corporation	$762	$(380)	$382

(1)

Costs represent total stock-based compensation for the period. These costs are included within Selling, general, administrative and other expenses and Marketing, reservations and reimbursables on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(2)

Transaction and integration costs relate primarily to fees paid to advisors engaged to review and respond to bona fide inquiries received from parties considering an investment in or acquisition of the Company.

(3)

The costs relate to a reduction in force that was implemented in the second quarter of 2020. These costs are included within Selling, general, administrative and other expenses and Marketing, reservations and reimbursables on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(4)	The losses relate primarily to the disposal of various fixed assets during the three months ended June 30, 2020.
(5)

Costs relate to estimated non-income taxes we have concluded we are probable of being assessed. We accrued these estimated taxes in Selling, general, administrative and other expenses on the Condensed Consolidated Statements of Comprehensive Income (Loss).

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

The following is a reconciliation of Core and Non-Core GAAP net income (loss) to Core and Non-Core non-GAAP EBITDA and Adjusted EBITDA for the three months ended June 30, 2019 (in thousands):

	Core	Non-Core	Total
Net loss	$(2,479)	$(1,292)	$(3,771)
Depreciation and amortization	2,192	1,917	4,109
Interest expense	226	883	1,109
Income tax expense	108	—	108

EBITDA	47	1,508	1,555

Stock-based compensation (1)	646	—	646
Transaction and integration costs (2)	173	—	173
Employee separation and transition costs (3)	35	—	35
Loss on early retirement of debt (4)	—	164	164
Loss on asset dispositions	1	37	38
Legal settlement expense (5)	—	952	952
Non-income tax expense assessment (6)	163	—	163

Adjusted EBITDA	1,065	2,661	3,726
Adjusted EBITDA attributable to noncontrolling interests	—	(458)	(458)

Adjusted EBITDA attributable to RLH Corporation	$1,065	$2,203	$3,268

(1)

Costs represent total stock-based compensation for the period. These costs are included within Selling, general, administrative and other expenses and Marketing, reservations and reimbursables on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(2)	Transaction and integration costs include incremental expenses incurred for potential and executed acquisitions and dispositions of assets.
(3)

The costs relate to a reduction in force that was implemented in the second quarter of 2019. These costs are included within Selling, general, administrative and other expenses on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(4)

The loss on early retirement of debt relates to unamortized deferred debt issuance costs and prepayment fees incurred related to the payoff of a mortgage loan at RLS DC Venture, which was replaced through a new mortgage loan with a different lender.

(5)

Legal settlement expense relates to a settlement agreement with current and former hotel workers regarding a wage dispute in California. This expense is included in Company operated hotels expense on the Condensed Consolidated Statement of Comprehensive Income (Loss).

(6)

Costs relate to estimated non-income taxes we have concluded we are probable of being assessed. These estimated taxes have been accrued in Selling, general, administrative and other expenses on the Condensed Consolidated Statements of Comprehensive Income (Loss).

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

The following is a reconciliation of Core and Non-Core GAAP net income (loss) to Core and Non-Core non-GAAP EBITDA and Adjusted EBITDA for the six months ended June 30, 2020 (in thousands):

	Core	Non-Core	Total
Net income (loss)	$(15,828)	$2,362	$(13,466)
Depreciation and amortization	3,658	1,289	4,947
Interest expense	174	381	555
Income tax benefit	(604)	—	(604)

EBITDA	(12,600)	4,032	(8,568)

Stock-based compensation (1)	575	—	575
Asset impairment (2)	—	1,760	1,760
Transaction and integration costs (3)	1,347	53	1,400
Employee separation and transition costs (4)	796	—	796
Loss on early retirement of debt (5)	223	1,086	1,309
Loss (gain) on asset dispositions (6)	220	(7,781)	(7,561)
Non-income tax expense assessment (7)	234	—	234

Adjusted EBITDA	(9,205)	(850)	(10,055)

Adjusted EBITDA attributable to noncontrolling interests	—	44	44

Adjusted EBITDA attributable to RLH Corporation	$(9,205)	$(806)	$(10,011)

(1)

Costs represent total stock-based compensation for the period. These costs are included within Selling, general, administrative and other expenses and Marketing, reservations and reimbursables on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(2)	In the first quarter of 2020, we recognized an impairment on our Red Lion Hotel Seattle Airport leased property.
(3)

Transaction and integration costs relate primarily to fees paid to advisors engaged to review and respond to bona fide inquiries received from parties considering an investment in or acquisition of the Company.

(4)

The costs relate to severance payments due to our Chief Financial Officer upon her departure in March 2020, along with two reductions in force that were implemented in the first six months of 2020. These costs are included within Selling, general, administrative and other expenses and Marketing, reservations and reimbursables on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(5)

The loss on early retirement of debt relates to unamortized deferred debt issuance costs and prepayment fees incurred related to the payoff of a secured debt agreement at RL Venture—Olympia and the outstanding balance on our Line of Credit.

(6)	The gain primarily relates to the sale of two properties during the first quarter of 2020.
(7)

Costs relate to estimated non-income taxes we have concluded we are probable of being assessed. We accrued these estimated taxes in Selling, general, administrative and other expenses on the Condensed Consolidated Statements of Comprehensive Income (Loss).

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

The following is a reconciliation of Core and Non-Core GAAP net income (loss) to Core and Non-Core non-GAAP EBITDA and Adjusted EBITDA for the six months ended June 30, 2019 (in thousands):

	Core	Non-Core	Total
Net loss	$(5,924)	$(2,406)	$(8,330)
Depreciation and amortization	3,683	3,873	7,556
Interest expense	529	1,462	1,991
Income tax expense	190	—	190

EBITDA	(1,522)	2,929	1,407

Stock-based compensation (1)	1,562	—	1,562
Transaction and integration costs (2)	235	—	235
Employee separation and transition costs (3)	35	—	35
Loss on early retirement of debt (4)	—	164	164
Loss on asset dispositions	1	43	44
Legal settlement expense (5)	—	952	952
Non-income tax expense assessment (6)	326	—	326

Adjusted EBITDA	637	4,088	4,725

Adjusted EBITDA attributable to noncontrolling interests	—	(1,005)	(1,005)

Adjusted EBITDA attributable to RLH Corporation	$637	$3,083	$3,720

(1)

Costs represent total stock-based compensation for the period. These costs are included within Selling, general, administrative and other expenses and Marketing, reservations and reimbursables on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(2)	Transaction and integration costs include incremental expenses incurred for potential and executed acquisitions and dispositions of assets.
(3)

The costs relate to a reduction in force that was implemented in the second quarter of 2019. These costs are included within Selling, general, administrative and other expenses on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(4)

The loss on early retirement of debt relates to unamortized deferred debt issuance costs and prepayment fees incurred related to the payoff of a mortgage loan at RLS DC Venture, which was replaced through a new mortgage loan with a different lender.

(5)

Legal settlement expense relates to a settlement agreement with current and former hotel workers regarding a wage dispute in California. This expense is included in Company operated hotels expense on the Condensed Consolidated Statement of Comprehensive Income (Loss).

(6)

Costs relate to estimated non-income taxes we have concluded we are probable of being assessed. These estimated taxes have been accrued in Selling, general, administrative and other expenses on the Condensed Consolidated Statements of Comprehensive Income (Loss).